UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Event: October 31, 2008

AVENTURA EQUITIES, INC.
(Formerly Winsted Holdings, Inc.)
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)
Florida

(Commission File Number) 0-32333

(IRS Employer Identification No.) 65-0972865


Mailing Address:  P. O. Box 55
McHenry, IL 60051-0055

Registrant?s telephone number, including area code:
(815)
385-9115

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

[  ]    Written communications pursuant to Rule 425
under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to
Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))

[  ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 3.03-MATERIAL MODIFICATIONS TO
RIGHTS OF SECURITIES
HOLDERS

Aventura Equities, Inc. (formerly Winsted Holdings,
Inc.) (the ?Company?) effective October 31, 2008, payable to shareholder on November 3, 2008, all issued and outstanding shares of Common Stock shall be consolidated on the basis of one (1) post-consolidated share of common stock for every 7,500 pre-consolidated shares of common stock outstanding on the effective date (1 new for 7,500 old). Pre-consolidated shares outstanding totaled 3,620,241,722 shares. Post-consolidation shares outstanding are estimated at 525,784.

Any fractional shares, or shares issued below one-hundred (100) shares will be rounded up to the nearest one-hundred (100) round-lot share minimum.
The one-hundred share minimum was to adjust and amend all prior reverse stock splits that have cause many shareholders? holdings in the Company to fall below the 100 share round lot. Because of prior reversals, many shareholders hold only one pre-consolidated share. The new stock symbol is AVNE.PK.

The Company felt it was in the best interest of all shareholders to enact the above change. The Company?s efforts in attracting and acquiring related business entities would require the exchange of new Common
Stock, and the pre-consolidated outstanding shares would be considered unattractive to potential merger candidates.

ITEM 5.02 ELECTION OF DIRECTORS

The Company has elected/appointed two new directors to the Board, Mr. Richard Lucchesi and Mr. Ted Wordlaw, both from the Chicago, Illinois area.

ITEM 5. AMENDMENTS TO ARTICLES OF INCORPORATION

The Company has changed its? corporate name to AVENTURA EQUITIES, INC., and received confirmation of its filing of the appropriate articles with the State of Florida Secretary of State?s office. The State of
Florida has recorded the name change as well as the reverse split.

ITEM 2.01 - COMPLETION OF ACQUISITION and
ITEM 5.06 - CHANGE IN SHELL COMPANY STATUS

The Company has acquired Byers Food Company for
100,000,000 shares of Class A Preferred Stock.  Byers
Food Company was owned and controlled by the Company?s controlling shareholder and its? President. The transaction is considered to be a related party transaction. As a result of the acquisition, the Company has an operating business and is no longer considered a shell company.

Byers Food Company is in various stages of discussions with potential acquisition candidates which outcome can not be determined at this time.


ITEM 8.01 - OTHER EVENTS

The Company?s subsidiary Wintree Energy Corporation has acquired various producing and non-producing oil and gas properties in Texas and Oklahoma in a joint venture with Briric Investments, Inc. as part of its acquisition program. (Briric Investments is owned by a Company director). The wells are for various fractional working and royalty interest. Wintree
Energy Corporation?s plan is to build a portfolio of energy properties and assets to enhance shareholder value.

The Company is in discussions with service providers offering an Investor Relations marketing program to assist in the Company?s efforts to inform all investors, current shareholders, and to attract new shareholders, on the Company?s business and prospects.


SIGNATURES
Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTURA EQUITIES, INC.
By: /s/ Francis P. Manzo III

Francis P. Manzo III,
President and Director


Date: October 31, 2008